                                                                    EXHIBIT 12.1



                  SOUTHERN NATURAL GAS COMPANY AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                              (DOLLARS IN MILLIONS)


                                                                                         FOR THE YEAR ENDED DECEMBER 31,
                                                                                ------------------------------------------------
                                                                                1996      1997       1998       1999       2000
                                                                                -----     -----      -----      -----      -----

Earnings
      Pre-tax income from continuing operations                                 $ 150     $ 172      $ 178      $  54      $ 164
      Minority interest in consolidated subsidiaries                             --        --         --         --         --
      Income from equity investees                                               --          (1)       (20)       (10)       (15)
                                                                                -----     -----      -----      -----      -----

      Pre-tax income from continuing operations before
        minority interest in consolidated subsidiaries and income
        from equity investees                                                     150       171        158         44        149

      Fixed charges                                                                43        35         36         41         40
      Distributed income of equity investees                                     --        --            7          6       --
      Capitalized interest                                                       --          (2)        (3)        (2)        (1)
      Minority interest
             Preferred stock dividend requirements of
               consolidated subsidiaries                                         --        --         --         --         --
             Fixed charges of minority interest in consolidated
               subsidiaries                                                      --        --         --         --         --
                                                                                -----     -----      -----      -----      -----

             Totals earnings available for fixed charges                        $ 193     $ 204      $ 198      $  89      $ 188
                                                                                =====     =====      =====      =====      =====

Fixed charges
      Interest and debt costs                                                   $  41     $  33      $  35      $  40      $  39
      Interest component of rent                                                    2         2          1          1          1
      Minority interest
             Preferred stock dividend requirement                                --        --         --         --         --
             Other minority interest in consolidated subsidiaries                --        --         --         --         --
                                                                                -----     -----      -----      -----      -----

             Total fixed charges                                                $  43     $  35      $  36      $  41      $  40
                                                                                =====     =====      =====      =====      =====

Ratio of earnings to fixed charges                                               4.49      5.83       5.50       2.17       4.70
                                                                                =====     =====      =====      =====      =====


                                                                                FOR THE NINE MONTHS
                                                                                ENDED SEPTEMBER 30,
                                                                                  2000       2001
                                                                                  -----      -----

Earnings
      Pre-tax income from continuing operations                                   $ 121      $ 120
      Minority interest in consolidated subsidiaries                               --         --
      Income from equity investees                                                  (12)       (11)
                                                                                  -----      -----

      Pre-tax income from continuing operations before
        minority interest in consolidated subsidiaries and income
        from equity investees                                                       109        109

      Fixed charges                                                                  30         38
      Distributed income of equity investees                                          1       --
      Capitalized interest                                                         --           (1)
      Minority interest
             Preferred stock dividend requirements of
               consolidated subsidiaries                                           --         --
             Fixed charges of minority interest in consolidated
               subsidiaries                                                        --         --
                                                                                  -----      -----

             Totals earnings available for fixed charges                          $ 140      $ 146
                                                                                  =====      =====

Fixed charges
      Interest and debt costs                                                     $  29      $  37
      Interest component of rent                                                      1          1
      Minority interest
             Preferred stock dividend requirement                                  --         --
             Other minority interest in consolidated subsidiaries                  --         --
                                                                                  -----      -----

             Total fixed charges                                                  $  30      $  38
                                                                                  =====      =====

Ratio of earnings to fixed charges                                                 4.67       3.84
                                                                                  =====      =====


For purposes of calculating these ratios: (i) "fixed charges" represent interest cost (exclusive of interest on rate refunds), amortization of debt costs, the estimated portion of rental expense representing the interest factor, pretax preferred stock dividend requirements of consolidated subsidiaries, and minority interests in consolidated subsidiaries; and (ii) "earnings" represent the aggregate of pre-tax income from continuing operations before adjustment for minority interest in consolidated subsidiaries and income from equity investees, fixed charges, and distributed income of equity investees, less capitalized interest, minority interest in consolidated subsidiaries, and preferred stock dividend requirement of consolidated subsidiaries.